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                                                                     EXHIBIT 5.1

                                January 31, 2003

Handspring, Inc.
189 Bernardo Avenue
Mountain View, California 94043

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by Handspring, Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about January 31, 2003 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,868,841 shares of the Company's Common Stock (the "STOCK"), subject to issuance by the Company upon the exercise of purchase rights granted or to be granted under the Company's 2000 Employee Stock Purchase Plan, as amended (the "PLAN") pursuant to an evergreen increase under the Plan effective January 1, 2003. In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

         (1) the Second Amended and Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on June 26, 2000;

         (2) the Restated Bylaws of the Company, as adopted on May 16, 2000;

         (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

         (4) the Prospectus prepared in connection with the Registration Statement;

         (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books and the minute books of the Company's predecessor, Handspring, Inc., a California corporation ("HANDSPRING CALIFORNIA"), that are in our possession;

         (6) a statement from the Company as of the date hereof as to the number of (i) outstanding shares of capital stock, (ii) issued and outstanding options, warrants and rights to purchase capital stock, and (iii) any additional shares of capital stock reserved for future issuance in connection with the Company's stock option and stock purchase plans and all other plans, agreements or rights; and

         (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the "MANAGEMENT CERTIFICATE").

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies and the legal capacity of all persons or entities executing the same. We have also assumed that the certificates representing the Stock will be when issued, properly signed by authorized officers of the Company or their agents.

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         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that the 2,868,841 shares of Stock that may be issued and sold by the Company upon the exercise of purchase rights granted or to be granted under the Plan, when issued, sold and delivered in accordance with the plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.


                                        Very truly yours,

                                        FENWICK & WEST LLP

                                        By:  /s/ Dennis R. DeBroeck
                                             --------------------------------
                                             Dennis R. DeBroeck, a Partner